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                                                               Exhibit 10.14(ii)

                             FIRST AMENDMENT TO THE
                        ANTHEM DEFERRED COMPENSATION PLAN

      Pursuant to rights reserved under Article VIII of the Anthem Deferred Compensation Plan (the "Plan"), Anthem Insurance Companies, Inc. (the "Company") hereby amends the Plan, effective January 1, 1999, as follows:

1.    Section 2.1(a) of the Plan is hereby amended in its entirety as follows:

      ""Annual Base Salary" means, with respect to a Participant for a Plan Year, the Participant's regular recurring wages and salary, Commission Earnings, and vacation or paid time off pay received from the Company; provided, however, that "Annual Base Salary" shall not, for purposes of this Plan, include the regular base salary and bonus, if any, for a Plan Year, of a Participant whose compensation is determined, estimated or measured based exclusively on the production of the Participant, whether measured in fees for services performed, number of managed care patients, or other production units. "Annual Base Salary" does not include compensation paid in lieu of vacation or paid time off; overtime payments; bonuses; severance pay; Incentive Compensation; Defined Contribution Plan, Pension Plan, or other plan contributions or benefits paid by the Company; retainers; insurance premiums or benefits; or direct reimbursements; but shall include amounts deferred under Code section 125 or 401(k) plans."

2.    Section 2.1(m) of the Plan is hereby amended in its entirety as follows:

      ""Direct Cash Compensation" means, with respect to a Participant for a Plan Year, the sum of (1) the Participant's Annual Base Salary and (2) the Participant's Incentive Compensation, including any part of his compensation that he elects to defer under this Plan. Direct Cash Compensation shall not include any amounts payable under the Company's long-term incentive plan or similar items.

3. Appendix A is restated in its entirety in the form attached to this First Amendment.

      IN WITNESS WHEREOF, this First Amendment to the Plan has been adopted this 16th day of December, 1998.

                              ANTHEM INSURANCE COMPANIES, INC.

                                        /s/ L. Ben Lytle
                              ---------------------------------------------
                                            L. Ben Lytle
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                              Chairman, President & Chief Executive Officer
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                                   APPENDIX A

                             PARTICIPATING EMPLOYERS
                              As Of January 1, 1999

Acordia of Lexington, Inc.
Acordia of Louisville, Inc.
Acordia Senior of the Southeast, Inc.
AdminaStar Federal, Inc.
AdminaStar, Inc.
Anthem Alliance Health Insurance Company
Anthem Benefit Administrators, Inc.
Anthem Health & Life Insurance Company of New York
Anthem Health Plans, Inc.
Anthem Insurance Companies, Inc.
Anthem Life Insurance Company of Indiana
Anthem Prescription Management, Inc.
Community Insurance Company
Davis & Associates, Inc.
Southeastern Group, Inc.
The Anthem Companies, Inc.
Wright Health Associates, Inc.